CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vast Renewables Limited of our report dated September 9, 2024 relating to the financial statements of Vast Renewables Limited, which appears in the Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-277574) of Vast Renewables Limited. We also consent to the reference to us under the heading “Experts” in the Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-277574). PricewaterhouseCoopers Melbourne, Australia December 11, 2024